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                     5TH STORY of Level 1 printed in FULL format.

                     Copyright 1998 PR Newswire Association, Inc.
                                     PR Newswire

                                March 16, 1998, Monday

SECTION:  Financial News

DISTRIBUTION:  TO BUSINESS EDITOR

LENGTH:  615 words

HEADLINE: Burke Industries Announces Acquisition of Mercer Products And Fiscal 1997 Results

DATELINE:  SAN JOSE, Calif., March 16

BODY:
     Burke Industries, Inc., a portfolio company of J.F. Lehman & Company, has announced that it has agreed to purchase Mercer Products Company, Inc. from Sovereign Specialty Chemicals, Inc. Mercer Products Company is a leading manufacturer of vinyl flooring accessories with revenue of $24.9 million in 1997. Mercer is located in Eustis, Florida with distribution centers in South Kearny, New Jersey and Rancho Cucamonga, CA. Burke intends to fund the acquisition in part through the incurrance of additional indebtedness. Consummation of the transaction is subject to certain conditions, including approval under the Hart-Scott-Rodino Act.

     "We are excited to welcome Mercer's employees and customers into the Burke family," said Rocky Genovese, president and CEO of Burke Industries. "Mercer's reputation for quality and strength in the vinyl flooring accessories market certainly complements our rubber flooring accessories business. Together, we will create an alliance beneficial to all Burke and Mercer customers."

     Burke also announced its audited financial results for 1997, EBITDA, excluding certain charges related to the August 1997 recapitalization, was $16.8 million on sales of $90.2 million, representing increases of 36% and 25% over the 1996 results, which were $12.4 million and $72.5 million, respectively. "We're pleased with the growth in profitability and improvement in margins," said Genovese. Despite these results, financial performance for 1997 was affected by delayed orders for stealth products, primarily in connection with the B-2 bomber program.

     Burke Industries is a leading manufacturer of silicone and organic rubber-based products, including floor covering accessories, aircraft seals, precision hose, and single-ply membranes.


                                BURKE INDUSTRIES, INC.
                    AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS


                                       Fiscal         Fiscal
                                     Year 1997       Year 1996

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                                                                          Page 4
                             PR Newswire, March 16, 1998



     Net Sales                        $90,228        $72,466
     Cost of Sales                     62,917         49,689
     Gross profit                      27,311         22,777
                                        30.3%          31.4%

     Selling, general and
       administrative expenses         13,559         11,610
     Stock option purchase             14,105
     Income (loss) from operations       (353)        11,167

     Interest expense, net              5,408          2,668
     Income (loss) before
      income tax provision
        and discontinued operation     (5,761)         8,499

     Income tax provision              (1,818)         3,466
     Income (loss) from
      continuing operations
       before discontinued operation  (83,943)        $5,033

     Depreciation and amortization     $1,499         $1,419
     EBITDA                           $16,851        $12,378
     EBITDA margin                      18.7%          17.1%

     Note: EBITDA excludes charges related to the August, 1997 recapitalization of $14,105 for stock option charge in 1997 and $1,600 and (208) in 1997 and 1996 for transaction expenses and management fee changes.

SOURCE  Burke Industries, Inc.
       CONTACT: Rocky Genovese or David Worthington, both for Burke Industries, 408-297-3500

LANGUAGE:  ENGLISH

LN-SUBJ:   MERGERS &
ACQUISITIONS (90%); CHEMICALS (88%); MANUFACTURING (88%); FINANCIAL
RESULTS (67%);

LOAD-DATE:  March 17, 1998